FIRST COMMUNITY BANCSHARES, INC.
CERTIFICATE OF AMENDMENT

1. The name of the corporation is FIRST COMMUNITY BANCSHARES, INC.

2. The first sentence of Article Fourth is amended to read as follows:

The total number of shares of capital stock which the Company has authority to issue is 50,000,000 shares of Common Stock, all of a par value of One Dollar ($1.00) (hereinafter the “Common Stock”), and One Million (1,000,000) shares of preferred stock (hereinafter the “Preferred Stock”), whose par value, voting powers, designations, preferences, interest rate, limitations, restrictions and relative rights shall be determined from time to time by resolution of the Board of Directors of the Company.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is:9,058,228 For

4. Effective date of filing:  April 28, 2010

5. Signature:

/s/ Robert L. Buzzo
Secretary